           Provident Financial Group, Inc. Announces Restatement of
                 Operating Results for Years 1997 through 2002

Cincinnati,  March 5, 2003 - Provident Financial Group, Inc. announced today a restatement to its operating results for the years 1997 through 2002.

The  restatement  of previously  reported  operating  results is attributed to errors in the accounting for nine auto lease financing transactions originated between 1997 and 1999.

The errors that existed in the  accounting for these  transactions  were first discovered by the company's  finance staff in connection  with the testing and installation of a financial  model that identified  differences in income that was originally  recorded,  compared with the income generated by the financial model. The company then notified its independent  auditors and bank regulators and has reported all relevant  information to its board of directors and audit committee.  The company has been working closely with its independent auditors since the accounting errors were first discovered.

A review of the accounting for the nine  transactions also concluded that none of the transactions should have been reported  off-balance sheet as a sale and lease back of operating leases.  The appropriate  accounting was to report the transactions  as  financing  leases  with all assets and  related  liabilities included on the balance sheet. As a result, the company will also be restating its balance  sheets for the years 1997  through  2002 to include the nine auto lease financing transactions.

Christopher J. Carey,  Executive Vice President and Chief Financial Officer of
Provident,  stated, "The restatement announced today is attributable solely to errors  in the  accounting  for the nine  auto  lease  transactions  that were originated  between  1997 and 1999.  All auto  lease  transactions  originated beginning  in 2000 and  thereafter  were  structured  and treated as financing leases and have been  included  on our balance  sheet.  We also  reviewed  the accounting  for each of the  subsequent  transactions  and concluded that they were accounted for correctly."

The previously announced earnings per share outlook for 2003 was between $2.50 and $2.70.  As a result of the evaluation of the estimated  impact of the auto lease  financing  transactions,  the  revised  earnings  per share  outlook is between $2.30 and $2.50. The company's  expectation is that the impact of this matter will be significantly less in 2004 and in future years.

The chart below shows as reported and restated net income and diluted earnings per share for the years 1997 through 2002.

                                Net Income and Diluted Earnings Per Share
                                  ($ in millions, except per share data)

                                                     Year Ended December 31,
                            2002           2001          2000          1999          1998         1997
                       ------------------------------------------------------------------------------------
As Reported
  Net Income                 $  119.4       $   23.3      $   73.6      $  150.9      $ 122.4      $ 114.7
  Earnings Per Share         $   2.35       $   0.45      $   1.46      $   3.08      $  2.48      $  2.38

Restated
  Net Income                 $   99.3       $    3.2      $   57.7      $  139.6      $ 120.4      $ 113.8
  Earnings Per Share         $   1.96       $   0.05      $   1.15      $   2.85      $  2.44      $  2.36

Variance
  Net Income                $  (20.1)      $  (20.1)     $  (15.9)     $  (11.3)     $  (2.0)     $  (0.9)
  Earnings Per Share        $  (0.39)      $  (0.40)     $  (0.31)     $  (0.23)     $ (0.04)     $ (0.02)

The chart below shows as reported and restated end of period assets for the years 1997 through 2002.

                                           End of Period Assets
                                             ($ in millions)

                                                     Year Ended December 31,
                            2002           2001          2000          1999          1998         1997
                       ------------------------------------------------------------------------------------
As Reported
  Total Assets              $16,721.2      $15,573.6    $ 13,857.4    $ 10,537.9     $8,949.7     $7,946.6

Restated
  Total Assets              $17,534.4      $16,540.0    $ 14,982.5    $ 11,821.1     $9,581.4     $8,269.4

Variance
  Total Assets               $  813.2       $  966.4     $ 1,125.1     $ 1,283.2      $ 631.7      $ 322.8

The total risk based  capital  ratio at December 31, 2002 on a restated  basis was 11.69% compared with the originally reported 12.17%.

Forward-Looking  Statements This news release contains certain forward-looking statements that are subject to numerous  assumptions,  risks or uncertainties.
The Private  Securities  Litigation  Reform Act of 1995 provides a safe harbor for  forward-looking  statements.  Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety
of  factors   including:   sharp  and/or  rapid  changes  in  interest  rates;
significant   changes  in  the  anticipated   economic  scenario  which  could
materially change  anticipated  credit quality trends; the ability to generate loans  and  leases;  significant  cost,  delay  in, or  inability  to  execute strategic  initiatives  designed  to grow  revenues  and/or  manage  expenses;
consummation  of  significant  business  combinations  or  divestitures;   and
significant   changes  in   accounting,   tax,  or  regulatory   practices  or
requirements and factors noted in connection with forward-looking  statements.
Additionally,  borrowers could suffer  unanticipated  losses without regard to general economic conditions. The result of these and other factors could cause differences  from  expectations in the level of defaults,  changes in the risk characteristics of the loan and lease portfolio,  and changes in the provision for loan and lease  losses.  Forward-looking  statements  speak only as of the date made.  Provident  undertakes no obligations to update any forward-looking statements to reflect events or circumstances  arising after the date on which they are made.

About Provident Financial Group, Inc.
Provident  Financial  Group,  Inc.  (Nasdaq:  PFGI) is a bank holding  company located in Cincinnati, Ohio. Its main subsidiary, The Provident Bank, provides a diverse line of banking and  financial  products  and  services  regionally;
selected business activities are also conducted  nationally.  Consumer,  small business,  and investment  products and services are offered through a network of retail financial  centers located  primarily within  Southwestern  Ohio and
Northern Kentucky.  Provident also has a growing presence on the West Coast of
Florida with 13 retail  financial  centers.  Commercial  banking  products and services are offered through nine regional  offices.  Customers have access to banking services 24-hours a day through Provident's extensive network of ATMs,
Telebank,   a  telephone   customer  service  center,   and  the  internet  at
www.providentbank.com.  At December 31, 2002,  Provident  Financial  Group had
$11.3 billion in loans  outstanding,  $9.8 billion in deposits,  and assets of
$17.5 billion.  Provident has served the financial  needs of its customers for
100 years,  and  currently  3,400  Provident  associates  serve  approximately
600,000  customers.  Provident  Financial  Group's  common stock trades on the
Nasdaq Stock Market under the symbol PFGI.

Conference Call
A conference call will be held today (Wednesday,  March 5, 2003) at 11:00 a.m.
(ET) to discuss the contents of this news release. The call can be accessed by calling 1-877-818-4511. A replay of the call will be available through Monday,
March 10, 2003 by calling 1-800-642-1687 (passcode 131 20).

For further information, please contact:
Christopher J. Carey
Executive Vice President and Chief Financial Officer
1-513-639-4644 / 1-800-851-9521
e-mail: IR@PROVIDENT-FINANCIAL.COM
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